                   [LETTERHEAD OF ING CAPITAl APPEARS HERE]


                                                                   Exhibit 10.13



                               October 24, 1996


Mr. John K. Delaney
President
HealthCare Financial Partners, Inc.
2 Wisconsin Circle
Suite 320
Chevy Chase, Maryland 20815

Dear Mr. Delaney:

          This letter amends and restates in its entirety, the letter received by HealthCare Financial Partners, Inc., dated October 1, 1996.

          You have advised ING (U.S.) Capital Corporation. ("ING") that HealthCare Financial Partners, Inc., (the "Company"), requires a securitization program (the "Transaction") in an amount up to $100,000,000 for purposes of purchasing healthcare receivables and originating secured loans collateralized by healthcare receivables.

          ING is pleased to commit, subject to (1) mutually satisfactory documentation, and (2) assignment of this commitment to a wholly owned subsidiary of the Company, with the consent of ING, to provide the amount of the required financing for the Transaction on the terms and conditions described in the Term Sheet attached hereto (the "Term Sheet"), which provides among other things, for certain fees relating to the Transaction.

          ING has submitted this letter after reviewing certain historical financial statements and other information provided by you to ING. ING may terminate its obligations under the preceding paragraph to provide financing for the Transaction: (i) if the information submitted to ING proves to have been inaccurate or incomplete in any material respect or if any material adverse change occurs, or any additional information is disclosed to or discovered by ING that ING deems materially adverse, in respect of the condition (financial or otherwise), business, operations, assets, nature of assets, liabilities or prospects of the Company or its subsidiaries; or (ii) if any of the fees provided for in the Term Sheet are not paid when due.

          You hereby indemnify and hold harmless ING, each participant and each director, officer, employee and affiliate thereof (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to, any claim, demand, legal proceeding or threatened legal proceeding made, commenced or instituted by or on behalf of any third party that in any way relates to this letter or the Term Sheet, and to reimburse each Indemnified Person, upon its demand, for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any such action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by any Indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such person. Neither ING nor any other participant shall be responsible or liable to the Company, any of its shareholders or any other person for any consequential damages that may be alleged as a result of this letter. Your obligations under this paragraph shall survive

Mr. John K. Delaney
October 24, 1996
Page 2


any termination of this letter and shall be effective regardless of whether the definitive financing agreements are executed.

          This letter is delivered to you upon the condition that, prior to your acceptance of this offer, neither the existence of this letter or the Term Sheet nor any of their contents shall be disclosed by you except (i) as may be compelled to be disclosed in judicial or administrative proceeding or as otherwise required by law, (ii) on a confidential "need to know" basis, to your directors, officers, employees advisors and agents, or (iii) with the written approval of ING.

          ING shall have the right to review and approve all public announcements and filings related to the Transaction that refer to ING before they are made (such approval not to be unreasonably withheld).

          ING's offer set forth in this letter will terminate 5:00 p.m. (New York City time) on October 25, 1996 unless you accept this letter, at or prior to the time by signing and returning to this letter to ING.

          The portion of the Structuring Fee as provided in the engagement letter dated July 24, 1996 ($100,000) is now immediately due and payable, notwithstanding any other provision of this letter.

          This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement, and this letter and the Term Sheet may not be assigned by you without the prior written consent of ING and may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. No person or entity other than the parties hereto shall have any rights under or be entitled to rely upon this letter or the Term Sheet. This letter and the Term sheet shall be governed in accordance with the law of the State of New York

     Please confirm that the foregoing is in accordance with your understanding, and your acceptance thereof, by signing and returning to us the enclosed duplicate of this letter.


                            Very truly yours,

                            ING (U.S.) CAPITAL CORPORATION


                            By:  /s/ Joseph S. Weingarten
                                 -----------------------------
                                 Joseph S. Weingarten
                                 Vice President


AGREED AND ACCEPTED

HEALTHCARE FINANCIAL PARTNERS, INC.

By:     /s/ John K. Delaney
        ---------------------------
Name:   John K. Delaney
Title:  President

DATE:   10/24/96


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                              ING [LOGO] CAPITAL
                      HealthCare Financial Partners, Inc.
                                  Term Sheet
                     Asset Backed Commercial Paper Program
-------------------------------------------------------------------------------

SELLER / SERVICER:       HealthCare Financial Partners, Inc., ("HP").

BORROWER:                Wisconsin Circle Funding Corporation ("Wisconsin"), a
                         newly established, bankruptcy remote, special purpose, wholly owned subsidiary of HP. HP will sell Eligible
                         Assets (as hereinafter defined) to Wisconsin on a true sale basis, and Wisconsin will pledge such Eligible Assets to HLS.

PROGRAM: $100,000,000 asset backed commercial paper program subject to ING Capital credit approval.

COMMERCIAL PAPER
ISSUER: Holland Limited Securitization, Inc., ("HLS"), a multi-seller commercial paper conduit, sponsored by ING, which will lend against Eligible Assets through the issuance of commercial paper.

AGENT: Internationale Nederlanden (U.S.) Capital Markets, Inc., ("ING Capital") will act as the Administrative Agent (the "Agent") for the commercial paper program.

MAXIMUM FACILITY
AMOUNT: The Maximum Facility Amount, which will initially be $50,000,000, and may increase to $75,000,000 and
                         $100,000,000 at HP's request. HLS will agree to fund Eligible Assets in amount not to exceed the Maximum Facility Amount in effect at such time, until (a) the occurrence of a Termination Event or (b) the Program Maturity Date.

PROGRAM MATURITY DATE:   5 years from closing.  After 3 years, the program may
                         be terminated without penalty upon [60] days written notice.

ASSETS: Purchased Receivables, Secured Loans and all related security therein.

PURCHASED RECEIVABLES:   Receivables purchase programs whereby HP agrees to
                         purchase certain Receivables from Health Care Providers which are: (a) monitored by HP on a claim by claim basis; and (b) cross collateralized on a "batch basis".

SECURED LOANS:           Receivables financing programs whereby HP lends to
                         Health Care Providers collateralized by Receivables generated by the Health Care Provider during their normal course of business. The Secured Loans: (a) are monitored on a borrowing base method; and (b) typically include personal or corporate guarantees.

RECEIVABLES:             Accounts receivable generated by Health Care Providers
                         for providing health care services to individuals.

HEALTH CARE PROVIDERS:   Companies whose primary business is to provide health
                         care services to individuals, and who finance their accounts receivable

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                              ING [LOGO] CAPITAL
                      HealthCare Financial Partners, Inc.
                                  Term Sheet
                     Asset Backed Commercial Paper Program
-------------------------------------------------------------------------------

                         through HP, which are structured as
                         either Secured Loans or Purchased Receivables. The Receivables will consist of either Government Receivables or Commercial Receivables.

GOVERNMENT RECEIVABLES:  Government Receivables include Receivables which are payable from Medicare, Medicaid, etc.

COMMERCIAL RECEIVABLES:  Commercial Receivables include receivables which are payable from commercial insurers, health maintenance organizations, corporations which are self funded, Blue Cross/Blue Shield corporations, workers compensation programs, and other Health Care Providers that contract to provide health care services to individuals.

NET REALIZABLE VALUE:    With respect to the amount of receivables supporting
                         Eligible Assets (as hereinafter defined), the amount estimated by HP to be the net collectable value of a Receivable, pursuant to its standard credit underwriting standards and due diligence procedures.

ADJUSTED NET REALIZABLE
VALUE: The Net Realizable Value multiplied by the advance rate or purchase price (as applicable) corresponding to each Eligible Asset. (This amount should be equal to , in the case of Purchased Receivables, HP's net investment, and in the case of Secured Loans, the unpaid principal balance of such loan).

MINIMUM
OVERCOLLATERALIZATION
AMOUNT: The Minimum Overcollateralization Amount will be equal to the greater of (a) (i) the Pledged Receivables Balance minus (ii) the Pledged Receivables Balance divided by the Minimum Overcollateralization Percentage; (b) 20% multiplied by the Maximum Facility Amount in effect at such time; or (c) the two largest HP Commitment Amounts; or (d) an amount equal to the Adjusted Net Realizable Values with respect to the three largest Eligible Assets.

MINIMUM
OVERCOLLATERALIZATION
PERCENTAGE:              The Minimum Overcollateralization Percentage is equal
                         to 125%

HP COMMITMENT AMOUNT:    With respect to Eligible Assets which are Secured
                         Loans, the commitment amount of such Secured Loan made by HP to a Health Care Provider regardless of the amount drawn under such Secured Loan

                         With respect to Eligible Assets which are Purchased Receivables, HP's net investment then currently outstanding under HP's receivables purchase commitment to a Health Care Provider.

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                              ING [LOGO] CAPITAL
                      HealthCare Financial Partners, Inc.
                                  Term Sheet
                     Asset Backed Commercial Paper Program
-------------------------------------------------------------------------------

PLEDGED RECEIVABLES
BALANCE: At any time, the Adjusted Net Realizable Value of Eligible Assets (which are not Defaulted Assets) less all amounts exceeding the Concentration Limits (each as hereinafter defined).

FACILITY AMOUNT:         The sum of (a) face amount of outstanding commercial
                         paper, plus (b) any advances outstanding under the Liquidity/Credit Enhancement Facility, plus accrued interest thereon.

ELIGIBLE ASSETS:         Eligible Assets will satisfy each of the following
                         characteristics:  The Asset:

                         (a) represents funds which have previously been
                             disbursed, or will be disbursed during the same day, to the Health Care Provider by HP;

                         (b) with respect to Secured Loans, will be secured by a
                             security interest in the Receivables of the Health Care Provider;

                         (c) with respect to Secured loans, will have a maturity
                             no greater than 3 years and with respect to Purchased Receivables, such agreements will provide for purchase by HP on an "as offered" basis;

                         (d) is collateralized by or involves the purchase of
                             Receivables from Health Care Providers organized in and residing in the United States;

                         (e) is collateralized by or involves the purchase of
                             Receivables from payors organized and residing in the United States;

                         (f) may not be modified or extended in any way;

                         (g) was underwritten pursuant to HP's standard credit
                             underwriting policies and procedures;

                         (h) was documented consistently with HP's standard loan
                             administration and documentation policies and procedures;

                         (i) is not more than [10] days contractually past due
                             and has never been more than [30] days
                             contractually past due with respect to any and all amounts due (principal to satisfy the borrowing base and interest);

                         (j) is an obligation payable in U.S. dollars;

                         (k) is not a Defaulted Asset;

                         (l) is not collateralized by Receivables representing
                             self-pay obligations of individual recipients of services from Health Care Providers;

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                              ING [LOGO] CAPITAL
                      HealthCare Financial Partners, Inc.
                                  Term Sheet
                     Asset Backed Commercial Paper Program
-------------------------------------------------------------------------------



                         (m) is not an obligation of a Health Care Provider
                             which is subject to a voluntary or involuntary bankruptcy proceeding;

                         (n) is not an obligation of a Health Care Provider
                             which is presently subject to set-off or other proceedings;

                         (o) complies in all aspects with the terms of HP's
                             standard credit and underwriting policies and procedures; and

                         (p) others to be determined.

CONCENTRATION LIMITS:    The following Concentration Limits will be applied to
                         the portfolio of Eligible Assets:

                         (a) the amounts by which the advance rate or purchase
                             price (as applicable) offered by HP on each Eligible Asset exceeds either (i) in the case of Secured Loans 80% of the Net Realizable Value, or
                             (ii) in the case of Purchased Receivables 85% of the Net Realizable Value;

                         (b) the aggregate dollar amount of the Adjusted Net
                             Realizable Value related to a single commercial payor shall not exceed the respective percentage of the aggregate Adjusted Net Realizable Value opposite the then current credit rating of such payor as set forth below (published by A.M. Best & Company):

                             Rating Category                    Percentage
                             ---------------                    ----------
                             A+ or higher                         10.0%
                             less than A+ but greater than B       2.0%
                             B and below                           1.0%
                             Unrated                               1.0%

                         (c) the aggregate dollar amount of the Adjusted Net
                             Realizable Value related to all payors with credit ratings described below shall not exceed the respective percentage of the aggregate Adjusted Net Realizable Value opposite the then current credit rating of such payors as set forth below (published by A.M. Best & Company):

                             Rating Category                    Percentage
                             ---------------                    ----------
                             B++                                  10.0%
                             B+                                    5.0%
                             Below B or unrated                   10.0%

                         (d) the aggregate dollar amount of the Adjusted Net
                             Realizable Value relating to all commercial Blue Cross/Blue Shield payors may not exceed 20.0%;

                         (e) aggregate dollar amount of all outstanding
                             commitments does not exceed the sum of the "Modified Maximum Facility

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                              ING [LOGO] CAPITAL
                      HealthCare Financial Partners, Inc.
                                  Term Sheet
                     Asset Backed Commercial Paper Program
-------------------------------------------------------------------------------

                             Amount" plus HP equity (for purposes of this provision, the Modified Maximum Facility Amount will be equal to $75,000,000 when the operative Maximum Facility Amount is $50,000,000, and $100,000,000 when the operative Maximum Facility Amount is equal to either $75,000,000 or $100,000,000, subject to ING credit approval);

                         (f) the aggregate dollar amount of the Adjusted Net
                             Realizable Value may not exceed the percentage of the aggregate Adjusted Net Realizable Value set forth opposite the respective government payor; and

                             Payor                     Percentage
                             -----                     ----------
                             Medicare                    40.0%
                             State Medicaid              15.0%; and

                         (g) the aggregate dollar amount of the Adjusted Net
                             Realizable Value relating to Secured Loans having a remaining term to maturity of more than two but less than three years may not exceed 50% of the aggregate Adjusted Net Realizable Value of all Secured Loans (for purposes of this clause, the remaining term to maturity will be measured using the earliest date HP may legally terminate its Secured Loan committment to a Health Care Provider);

                         (h) others to be determined.

SPREAD ACCOUNT:          The Spread Account will be established in the name of
                         the Agent or HLS, for purposes of the transaction contemplated herein. Amounts may be deposited into the Spread Account by the Servicer in order to maintain the Minimum Overcollateralization Amount.

                         Funds on deposit in the Spread Account in excess of those required to satisfy the Minimum Overcollateralization Amount may be used either to (i) reduce outstanding balance of commercial paper as it becomes due, (ii) reduce outstandings on the Liquidity/Credit Enhancement Facility, or (iii) be released to HP on a Settlement Date.

DEFAULTED ASSET:         An Asset is considered a Defaulted Asset in each of the
                         following circumstances:

                         (a) The Asset is more than 30 days contractually past
                             due with respect to any and all amounts due under its financing arrangement with HP;

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                              ING [LOGO] CAPITAL
                      HealthCare Financial Partners, Inc.
                                  Term Sheet
                     Asset Backed Commercial Paper Program
-------------------------------------------------------------------------------

                         (b) The Asset relates to a Health Care Provider or
                             payor which has filed for bankruptcy protection or is generally unable to meet its financial obligations;

                         (c) The Asset relates to a Health Care Provider which
                             has suffered any other material adverse change which materially affects its viability as an ongoing concern; or

                         (d) The Asset has been or should otherwise be written
                             off by HP in accordance with its standard credit and collection policies.

SERVICING FEE:           HP will be paid a Servicing Fee on each Settlement Date
                         equal to 1% per annum of the balance of Eligible Assets out of Collections.

BACKUP SERVICER:         The Agent, at its option and expense, may contract with
                         a backup servicer to take over the servicing and liquidation of the portfolio of Eligible Assets should a servicer default occur.

LIQUIDITY/CREDIT
ENHANCEMENT FACILITY:    In order to facilitate the issuance of commercial
                         paper, ING Capital will (subject to credit approval) provide a standby credit enhancement and liquidity facility equal to the Maximum Facility Amount. Amounts drawn under the Liquidity/Credit Enhancement Facility will bear interest at the Alternative Funding Rate (or if applicable, the Default Funding Rate, as further described herein).

                         HP agrees to allow ING Capital to syndicate any portion of such Liquidity/Credit Enhancement Facility at its own expense.

SETTLEMENT DATE:         With respect to a calendar month, the fifth business
                         day of the following calendar month. Certain amounts on deposit in the Collection Account and the Spread
                         Account may be utilized to repay commercial paper as it matures, or to fund additional loans to Wisconsin for Eligible Assets, as the case may be (on days other than a Settlement Date).

COLLECTION ACCOUNT:      All "Collections" received with respect to Eligible
                         Assets will be remitted to a the Collection Account which is a lockbox account in the name the of Agent on behalf of HLS and used exclusively for the payment of commercial paper, draws on the Liquidity/Credit
                         Enhancement Facility, private placements, and related
                         Fees.

                         Funds remitted directly to HP, rather than to the lockbox, which are attributable to Eligible Assets owned by Wisconsin, will be remitted to the Collection Account within one business day of such receipt.

TERMINATION EVENTS:      Upon the occurrence of a Termination Event, HLS will
                         cease issuing commercial paper, and the
                         Liquidity/Credit Enhancement

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                              ING [LOGO] CAPITAL
                      HealthCare Financial Partners, Inc.
                                  Term Sheet
                     Asset Backed Commercial Paper Program
-------------------------------------------------------------------------------

                         Facility will be drawn to retire maturing commercial paper. A Termination Event is described as any of the following:

                         Automatic Termination Events:
                         ----------------------------

                         (a) the Pledged Receivable Balance plus the Minimum
                             Overcollateralization Amount is less than the Facility Amount;

                         (b) HLS' activities are terminated by a regulatory
                             authority;

                         (c) an Event of Default occurs and is continuing; and

                         (d) the Program Maturity Date is reached;

                         Discretionary Termination Event
                         -------------------------------

                         A Discretionary Termination Event may be declared at the sole discretion of the Agent. They include:

                         (a) all of the following individuals ("Key Men") are no
                             longer employed or actively involved in the management of HP:

                              -  John K. Delaney
                              -  Ethan D. Leder
                              -  Edward P. Nordberg

                         (b) the Key Men which continue to be employed or
                             actively involved in the management of HP, in the aggregate cease to own (whether directly or indirectly) at least the percentage of issued and outstanding stock of HealthCare Financial Partners, Inc., specified in the table below:

                             Number of Key Men      % of Ownership
                             -----------------       -------------
                                     1                     5%
                                     2                    10%
                                     3                    15%

                         (c) the default ratio exceeds in the aggregate 20% for
                             a period of three months;

                         (d) the default ratio exceeds 8% for any calendar
                             month;

                         (e) the delinquency ratio exceeds 20% for any calendar
                             month;

                         (f) the delinquency ratio exceeds 15% for three
                             consecutive calendar months;

                         (g) the receivables turnover ratio is greater than 2.5
                             for any calendar month;

                         (h) the receivables turnover ratio is greater than 2.0
                             for three of the most recent four calendar months;

                         (i) the net portfolio yield is less than 3.0% for any
                             calendar month;

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                              ING [LOGO] CAPITAL
                      HealthCare Financial Partners, Inc.
                                  Term Sheet
                     Asset Backed Commercial Paper Program
-------------------------------------------------------------------------------

                         (j) a servicer default occurs and is continuing;

                         (k) the tangible net worth of HP (determined in
                             accordance with GAAP) is less than (i) $20 million when the Maximum Facility Amount is less than or equal to $50 million or (ii) $25 million when the Maximum Facility Amount is greater than $50 million; and

                         (l) other usual and customary, including change in
                             ownership, material adverse change, etc.

EVENTS OF DEFAULT:           Upon the occurrence of any of the following
                             events, HLS will cease issuing related commercial paper, an Automatic Termination Event will occur, and the Liquidity/Credit Enhancement Facility (if not already drawn) will be drawn to retire related maturing commercial paper. If an Event of Default occurs, amounts drawn under the Liquidity/Credit
                             Enhancement Facility will bear interest at the Default Funding Rate. Events of Default include:

                         (a) a default under any other indebtedness;

                         (b) bankruptcy or insolvency of HP or Wisconsin;

                         (c) breaches of any representation, warranty or
                             covenant or the failure to perform under the related agreements;

                         (d) HP or Wisconsin fails to make payment when due on
                             any other debt;

                         (e) HLS does not have a valid and perfected first
                             priority 100% ownership interest in the Eligible Assets and collections with respect thereto at any point in time;

                         (f) HP shall cease to own a 100% interest in Wisconsin;

                         (g) the failure of HP to honor its agreements with
                             respect to interest rate hedging (to be determined) for this transaction; and

                         (h) others usual and customary for this type of
                             transaction.

DEFAULT FUNDING RATE:    The otherwise applicable funding rate, plus 2.00%.

INTEREST RATE HEDGING:   To be determined.

REPRESENTATIONS,
WARRANTIES AND
COVENANTS:               Usual and customary for transactions of this type.

AUDITS: HP will cause an annual audit to be performed for Wisconsin by a nationally recognized audit firm acceptable to ING Capital. In addition, ING Capital will perform quarterly compliance reviews,

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                              ING [LOGO] CAPITAL
                      HealthCare Financial Partners, Inc.
                                  Term Sheet
                     Asset Backed Commercial Paper Program
-------------------------------------------------------------------------------

                         and HP will provide ING Capital with quarterly financial statements prepared by management.

CONDITIONS PRECEDENT:    Include:

                         (a) ING Capital and ING Head Office credit approval;

                         (b) Satisfactory review of HP's credit, collection,
                             operating, and reporting procedures and systems;

                         (c) Mutually satisfactory documentation including
                             satisfactory opinions from HP's and Borrower's counsel; and

                         (d) Other legal opinions or conditions as deemed
                             necessary by ING Capital.

GOVERNING LAW:           New York State.


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